AMENDMENT NO. 1

                                       TO

                       AGREEMENT AND PLAN OF ORGANIZATION

         AMENDMENT NO. 1, dated as of October 15, 1997 (this "Amendment"), to the Agreement and Plan of Organization, dated as of May 9, 1997 (the "Agreement"), by and among COLLECTIBLES USA, INC., a Delaware corporation ("CEI"), ARA ACQUISITION CORP., a Delaware corporation ("Newco") AMERICAN ROYAL ARTS CORP., a Delaware corporation (the "Company") and the Stockholders named therein. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 1.3(i) of the Agreement. Section 1.3(i) of the Agreement is hereby amended by deleting the phrase "the COMPANY" in the first line thereof and inserting in lieu thereof the phrase "NEWCO".

         2. Amendment to Section 1.3(iii) of the Agreement. Section 1.3(iii) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third line thereof and inserting in lieu thereof the phrase "W. Randolph Ellspermann".

         3. Amendment to Section 1.3(iv) to the Agreement. Section 1.3(iv) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third to fourth lines thereof, and inserting in lieu thereof the phrase "W. Randolph Ellspermann".

         4. Amendment to Section 12.1(ii) of the Agreement. Section 12.1(ii) of the Agreement is hereby amended by deleting the phrase "October 31, 1997" in the fourth line thereof and inserting in lieu thereof the phrase "November 30, 1997".

         5. Amendment to Section 8.5 of the Agreement. (a) Section 8.5 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the Underwriters shall have agreed to acquire on a firm commitment basis the CEI Stock being offered in the IPO, subject to the conditions set forth in the Underwriting Agreement, on terms such that the per share value of the shares of CEI Stock to be received by the

         STOCKHOLDERS as set forth on Annex III shall be a minimum of $9.00 per share, notwithstanding the Minimum Value stated on Annex III.

         (b) The parties hereto acknowledge and agree that as a result of the provisions of Section 4(a) of this Amendment No. 1, the Minimum Value stated on Annex III shall have no further force or effect.

         6. Amendment to Section 8.12 of the Agreement. Section 8.12 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.12 RELEASE. The holders of CEI Stock shall have delivered to CEI an instrument dated the Closing Date, releasing CEI from any and all (i) claims of such holders against CEI and (ii) obligations of CEI to such holders, except for (x) items specifically identified on
         Schedule 8.12, (y) continuing obligations to such holders relating to their employment by CEI and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         7. Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

         8. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

         9. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, and all of which together constitute but one and the same instrument.



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


                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            COLLECTIBLES USA, INC.


                                            By  /s/ RONALD RAFALOFF
                                               ---------------------------------
                                               Name: RONALD RAFALOFF
                                               Title: CHAIRMAN

                                            ARA ACQUISITION CORP.


                                            By /s/ RONALD RAFALOFF
                                               ---------------------------------
                                               Name:  RONALD RAFALOFF
                                               Title: CHAIRMAN

                                            AMERICAN ROYAL ARTS CORP.


                                            By /s/ JERRY GLADSTONE
                                               ---------------------------------
                                              Name: JERRY GLADSTONE
                                              Title: PRESIDENT


                                            /s/ JERARD GLADSTONE
                                            ------------------------------------
                                            Jerard Gladstone



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


                                 AMENDMENT NO. 2

                                       TO

                       AGREEMENT AND PLAN OF ORGANIZATION

         AMENDMENT NO. 2, dated as of November 28, 1997 (this "Amendment"), to the Agreement and Plan of Organization, dated as of May 9, 1997, as amended by that certain Amendment No. 1, dated as of October 15, 1997 (the "Agreement"), by and among COLLECTIBLES USA, INC., a Delaware corporation ("CEI"), ARA ACQUISITION CORP., a Delaware corporation ("Newco"), AMERICAN ROYAL ARTS CORP., a Delaware corporation (the "Company"), and the Stockholders named therein. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Annex III of the Agreement. Annex III of the Agreement is hereby amended by deleting such annex in its entirety and replacing it with Exhibit A attached hereto.

         2. Amendment to Section 12.1(ii) of the Agreement. Section 12.1(ii) of the Agreement is hereby amended by deleting the phrase "November 30, 1997" in the fourth line thereof and inserting in lieu thereof the phrase "July 31, 1998".

         3. Amendment to Section 1.5 to the Agreement. Section 1.5 of the Agreement is hereby amended by adding the following sentence to the end thereof:

                  Notwithstanding the foregoing, the amount of all Debts and Liabilities (as hereinafter described) of the COMPANY assumed by the Surviving Corporation shall not exceed $625,000, together with interest thereon, which amount is owed by the COMPANY to the STOCKHOLDER and will be paid by the Surviving Corporation to the STOCKHOLDER (the "Stockholder Repayment Amount") on the Funding and Consummation Date; provided, that the Surviving Corporation also shall assume liabilities owed by the COMPANY to the STOCKHOLDER incurred solely in connection with the acquisition of assets reasonably required in connection with the relocation of the COMPANY's principal place of business to 123 Frost Street, Suite 201, Westbury, New York 11590. Any Debts and Liabilities of the COMPANY in excess of $625,000 plus accrued interest thereon shall be assumed by and shall become the obligation of the STOCKHOLDER. CEI shall be entitled to deduct
                  from  the  amount  of  cash   otherwise  to  be  paid  to  the
                  STOCKHOLDER pursuant to Section 2.1 at the Funding and Consummation Date the amount of such excess. To the extent that CEI does not so deduct any such amounts, the STOCKHOLDER shall promptly pay such Debts and Liabilities as and to the extent requested by the Surviving Corporation from time to time. For purposes of this Section 1.5, the term "Debts and Liabilities" shall include all obligations for the payment of money but shall expressly exclude all accounts payable, customer deposits and all other liabilities of the Company incurred in the ordinary course of business, including, but not limited to, liabilities incurred in connection with certain barter transactions and a capitalized phone lease. Upon payment of the Stockholder Repayment Amount to the STOCKHOLDER on the Funding and Consummation Date, none of the Debts and Liabilities assumed by the Surviving Corporation shall include any obligation for the payment of money owed by the COMPANY to the STOCKHOLDER, including, without limitation, any such obligation in respect of accrued compensation and benefits or interest.

         4. Amendment to Section 8.5 of the Agreement. (a) Section 8.5 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the Underwriters shall have agreed to acquire on a firm commitment basis the CEI Stock being offered in the IPO, subject to the conditions set forth in the Underwriting Agreement, on terms such that the aggregate value of the cash and the number of shares of CEI Stock to be received by the STOCKHOLDER is not less than the Minimum Value set forth on Annex III.

         (b) The parties hereto acknowledge and agree that as a result of the provisions of Section 3(a) of this Amendment No. 2, the provisions of Section 4(b) of Amendment No. 1 shall have no further force or effect.

         5. Amendment to Section 7.3 to the Agreement. Section 7.3 of the Agreement is hereby amended by deleting the word "or" from the end of clause (x) thereof and adding the following to the end of clause (xi) thereof:

                  ; or (xii) make any payment or distribution of any kind to any of its STOCKHOLDERS, including any payments in respect of salary or earnings of the COMPANY, other than (1) payments in respect of salaries not to exceed $7,083 per month (pro rated for partial months) in the


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



                  aggregate to all such STOCKHOLDERS, (2) payments in such amount as may be required to enable the STOCKHOLDERS to pay all applicable federal, state and local income Taxes arising from the earnings of the COMPANY for the period from June 1, 1997 through the Funding and Consummation Date and (3) $75,000, representing earnings of the COMPANY for the month of May 1997.

         6. Amendment to Schedule 7.3 to the Agreement. Schedule 7.3 of the Agreement is hereby amended by adding the following to the end thereof:

                  The COMPANY shall be entitled to make capital expenditures and incur liabilities representing acquisitions of assets reasonably required in connection with the relocation of the COMPANY's principal place of business to 123 Frost Street, Suite 201, Westbury, New York 11590.

         7. Amendment to Section 1.3(iii) of the Agreement. Section 1.3(iii) of the Agreement is hereby amended by deleting the phrase "W. Randolph Ellspermann" in the third line thereof and inserting in lieu thereof the phrase "Ronald P. Rafaloff".

         8. Amendment to Section 1.3(iv) to the Agreement. Section 1.3(iv) of the Agreement is hereby amended by deleting the phrase "W. Randolph Ellspermann" in the third to fourth lines thereof, and inserting in lieu thereof the phrase "Ronald P. Rafaloff".

         9. Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

         10. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

         11. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, and all of which together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            COLLECTIBLES USA, INC.


                                            By /s/ RONALD RAFALOFF
                                              ----------------------------------
                                              Name: RONALD RAFALOFF
                                              Title: CHAIRMAN

                                             ARA ACQUISITION CORP.


                                            By /s/ RONALD RAFALOFF
                                              ----------------------------------
                                              Name: RONALD RAFALOFF
                                              Title: CHAIRMAN

                                            AMERICAN ROYAL ARTS CORP.


                                            By /s/ JERRY GLADSTONE
                                              ----------------------------------
                                              Name: JERRY GLADSTONE
                                              Title:

                                             /s/ JERARD GLADSTONE
                                            ------------------------------------
                                            Jerard Gladstone



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